Page 194 of 229
                                    EXHIBIT D


                             STOCKHOLDERS AGREEMENT

                                  by and among

               OAK INVESTMENT PARTNERS VIII, LIMITED PARTNERSHIP,

                  OAK VIII AFFILIATE FUND, LIMITED PARTNERSHIP,

                           MERITECH CAPITAL PARTNERS,

                                 ACCEL PARTNERS,

                         BRENTWOOD ASSOCIATES IX, L.P.,

                       BRENTWOOD AFFILIATES FUND III, L.P.

                     WORLDVIEW TECHNOLOGY PARTNERS II, L.P.,

                  WORLDVIEW TECHNOLOGY INTERNATIONAL II, L.P.,

                     WORLDVIEW STRATEGIC PARTNERS II, L.P.,

                       BESSEMER VENTURE PARTNERS IV L.P.,

                            BESSEC VENTURES IV L.P.,

                               COVE VENTURES, LLC,

                         ADAMS CAPITAL MANAGEMENT, L.P.,

                                COLUMBIA CAPITAL,

             GLOBAL PRIVATE EQUITY II - EUROPE LIMITED PARTNERSHIP,

              GLOBAL PRIVATE EQUITY II - PGGM LIMITED PARTNERSHIP,

            DIGITAL MEDIA AND COMMUNICATIONS II LIMITED PARTNERSHIP,

                     OAKSTONE VENTURES LIMITED PARTNERSHIP,

                           ADVENT CROWN FUND II C.V.,

                           ADWEST LIMITED PARTNERSHIP,

                     ADVENT GLOBAL GECC LIMITED PARTNERSHIP,

                       ADVENT PARTNERS LIMITED PARTNERSHIP

                                       and

                              U.S. TELESOURCE, INC.

                                   dated as of


                                  June 1, 1999

                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (this "Agreement") dated as of June 1, 1999 is made by and among OAK INVESTMENT PARTNERS VIII, LIMITED PARTNERSHIP ("OIP"), OAK VIII AFFILIATE FUND, LIMITED PARTNERSHIP ("OAF;" OIP and OAF together being hereinafter referred to as "Oak"), MERITECH CAPITAL PARTNERS ("MeriTech"), ACCEL PARTNERS, BRENTWOOD ASSOCIATES IX, L.P. ("Brentwood IX"), BRENTWOOD AFFILIATES FUND III, L.P. ("Brentwood III"; Brentwood IX and Brentwood III collectively being hereinafter referred to as "Brentwood"), WORLDVIEW TECHNOLOGY PARTNERS II, L.P. ("WTP"), WORLDVIEW TECHNOLOGY INTERNATIONAL II, L.P. ("WTI"), WORLDVIEW STRATEGIC PARTNERS II, L.P. ("WSP;" WTP, WTI and WSP collectively being hereinafter referred to as "Worldview"), BESSEMER VENTURE PARTNERS IV L.P., BESSEC VENTURES IV L.P., COVE VENTURES, LLC, ADAMS CAPITAL MANAGEMENT, L.P., COLUMBIA CAPITAL ("Columbia"), GLOBAL PRIVATE EQUITY II - EUROPE LIMITED PARTNERSHIP ("GPEII"), GLOBAL PRIVATE EQUITY II - PGGM LIMITED PARTNERSHIP ("GPEIIPGGM"), DIGITAL MEDIA AND COMMUNICATIONS II LIMITED PARTNERSHIP ("Digital"), OAKSTONE VENTURES LIMITED PARTNERSHIP ("Oakstone"), ADVENT CROWN FUND II C.V. ("Advent"), ADWEST LIMITED PARTNERSHIP ("Adwest"), ADVENT GLOBAL GECC LIMITED PARTNERSHIP ("Advent Global"), ADVENT PARTNERS LIMITED PARTNERSHIP ("Advent Partners;" Columbia, GPEII, GPEIIPGGM, Digital, Oakstone, Advent, Adwest, Advent Global and Advent Partners collectively being hereinafter referred to as the "Columbia/Advent Stockholders") and U.S. TELESOURCE, INC. ("USTI") (each of which individually is hereinafter referred to as a "Stockholder" and all of which collectively are hereinafter referred to as the "Stockholders").

                                    RECITALS

         WHEREAS, the Stockholders and Advanced Radio Telecom Corp., a Delaware corporation (the "Company"), are party to that certain Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which the Company has agreed to sell, and the Stockholders have agreed to purchase, an aggregate of 2,635,908 shares of Series A Preferred Stock and 501,592 shares of Series B Preferred Stock upon the terms and subject to the conditions set forth therein (such Series A Preferred Stock and Series B Preferred Stock together being hereinafter referred to as the "Preferred Stock"); and

         WHEREAS, the Stockholders desire to set forth certain understandings with respect to their ownership of certain securities of the Company, such securities being, to the extent owned by the Columbia/Advent Purchasers, all shares of Preferred Stock and any and all shares of Common Stock or other equity securities of the Company into or for which such shares of Preferred Stock may be converted or exchanged (such shares of Preferred Stock and Common Stock being hereinafter referred to as the "Columbia/Advent Equity Securities") and, to the extent owned by any of the other Stockholders, all equity securities of the Company including, but not limited to, shares of Preferred Stock and any and all shares of Common Stock or other equity securities of the Company into or for which the Preferred Stock may be converted or exchanged (all such securities of the Company, together being hereinafter referred to as "Other

Stockholder Equity Securities", and together with the Columbia/Advent Equity Securities, the "Equity Securities").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement):

         Section 1.1 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

         Section 1.2 "Business Plan" means the business plan for the Company referred to in Section 4.13 of the Stock Purchase Agreement.

         Section 1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Section 1.4 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or governmental entity.

                                    ARTICLE 2

               DESIGNATION OF PURCHASER NOMINEES; VOTING AGREEMENT

         Section 2.1 DESIGNATION OF PURCHASER NOMINEES; QUALIFICATIONS; VOTING AGREEMENT.

         (a) USTI shall designate the initial Purchaser Nominee whose term as a director of the Company will expire in 2000, and Oak shall designate the initial Purchaser Nominee whose term as a director of the Company will expire in 2001, each by written notice to the Company and to the other Stockholders delivered not later than three business days prior to the Closing Date and, thereafter (so long as they are entitled to do so under the Stock Purchase Agreement), they shall each designate any successor to such initial Purchaser Nominee by written notice to the Company and to the other Stockholders delivered not later than three business days prior to the date on which shareholder proposals are due as set forth in the Company's proxy statement for the preceding year. In the event that any Purchaser Nominee shall for any reason cease to serve as a director of the Company prior to the election of his successor, the Stockholder that designated such Purchaser Nominee shall designate a replacement Purchaser Nominee by written notice to the Company and to the other Stockholders delivered not later than 20 business days after the date on which such person shall have ceased to be a director of the Company.

         (b) Neither USTI nor Oak shall designate any person as a Purchaser Nominee if (i) such person is not reasonably experienced in business or financial matters, (ii) such person has been convicted of, or has pled nolo contendere to, a felony, (iii) the election of such person to the Board would violate any law, or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred with respect to such person.

         (c) (i) At each annual or special meeting of stockholders of the Company or in any action by written consent of stockholders of the Company, each of the Stockholders shall vote any and all Equity Securities of the Company held by such Stockholder for the election or reelection, as the case may be, of the Purchaser Nominees to the Board.

              (ii) At each annual or special meeting of stockholders of the Company or in any action by written consent of stockholders of the Company, for so long as the transfer restrictions under Section 3.01 of the Standstill Agreement shall not have been terminated (as opposed merely to their having been suspended) thereunder and there shall not have occurred both an Oak Transfer Event and a USTI Transfer Event (each as defined below), each of the Stockholders other than the Columbia/Advent Stockholders shall vote any and all Equity Securities of the Company held by such Stockholder with respect to all other matters that may be submitted to or otherwise come before the stockholders of the Company for their vote (x) until such time as either (1) Oak, MeriTech and/or Worldview, individually or in the aggregate, shall have distributed to their respective limited partners or otherwise transferred to any person other than any of their respective Affiliates Equity Securities representing in the aggregate 50% or more of the amount (subject to adjustment from time to time to reflect intervening subdivisions or combinations of the stock, stock splits, stock dividends or similar matters) of Equity Securities acquired by USTI on the Closing Date (the consummation of any transfer that causes such threshold to be met or exceeded being herein referred to as an "Oak Transfer Event"), or (2) USTI shall have transferred to any person other than any of its Affiliates Equity Securities representing in the aggregate 50% or more of the amount (subject to adjustment from time to time to reflect intervening subdivisions or combinations of the stock, stock splits, stock dividends or similar matters) of Equity Securities acquired, in the aggregate, by Oak, MeriTech and Worldview on the Closing Date (the consummation of any transfer that causes such threshold to be met or exceeded being herein referred to as a "USTI Transfer Event"), then as USTI and Oak shall jointly direct (PROVIDED, HOWEVER, that in the event that USTI and Oak fail to reach an agreement as to such direction with respect to any matter and/or fail to communicate such direction to the other Stockholders in sufficient time for the other Stockholders to vote accordingly, then the other Stockholders shall be free to vote on such matter as they may determine in their respective sole discretion), (y) from and after the occurrence of an Oak Transfer Event (but prior to the occurrence of a USTI Transfer Event), then as USTI shall direct and (z) from and after the occurrence of a USTI Transfer Event (but prior to the occurrence of an Oak Transfer Event), then as Oak shall direct. The voting agreement set forth in Section

2.1(c)(ii) may be terminated (i) prior to the occurrence of either an Oak Transfer Event or a USTI Transfer Event, by mutual written agreement of Oak and USTI and written notice to the other Stockholders, (ii) from and after the occurrence of an Oak Transfer Event (but prior to the occurrence of a USTI Transfer Event), by USTI in its sole discretion by written notice to Oak and the other Stockholders and (iii) from and after the occurrence of a USTI Transfer Event (but prior to the occurrence of an Oak Transfer Event), by Oak in its sole discretion by written notice to USTI and the other Stockholders. Each Stockholder shall be present, in person or represented by proxy, and shall vote, at all stockholder meetings of the Company.

         (d) No Stockholder or any person in control (as such term is defined in the definition of Affiliate) of a Stockholder shall form, join or in any way participate in concert with any other persons pursuant to any agreement, understanding or other arrangement, whether written or oral, with respect to Equity Securities, or deposit any Equity Securities in any voting trust or subject any Equity Securities to any voting agreement or other arrangement with similar effect, except, in each instance, for such as are or may be created by or pursuant to this Agreement.

         (e) The Stockholders acknowledge and agree that the provisions of this
Section 2.1 shall constitute a voting agreement under and for purposes of
Section 218 of the Delaware General Corporation Law. For so long as this Agreement is in effect, if any Stockholder fails or refuses to vote any or all of the Equity Securities held by such Stockholder as required by Section 2.1(c), then without any further action by such Stockholder, each other Stockholder willing so to vote such voting securities shall have an irrevocable proxy so to vote those voting securities in accordance with this Agreement, and each Stockholder hereby grants to the other Stockholders such irrevocable proxy.

         Section 2.2 INSTRUCTIONS TO PURCHASER NOMINEES AND OTHER REPRESENTATIVE DIRECTORS; BUSINESS PLAN. Each of USTI and Oak shall cause their respective Purchaser Nominee, subject to the exercise of his or her fiduciary duties, to vote in accordance with instructions received from each of USTI and Oak, which instructions shall include direction to vote to approve all actions on the part of the Company that are required for the implementation of or are otherwise consistent with the terms of the Business Plan.

                                    ARTICLE 3

                                    TRANSFERS

         Section 3.1 RESTRICTIONS ON TRANSFER.

         (a) The Stockholders acknowledge that the Equity Securities are subject to certain other restrictions on transfer as set forth in the Stock Purchase Agreement and the Standstill Agreement, and that the restrictions on transfer imposed under this Section 3.1 shall be in addition to such other restrictions on transfer.

         (b) During the period beginning on the date hereof and ending upon the automatic conversion of the Series A Preferred Stock into Common Stock pursuant to Section 5.9 of the Certificate of Designation, no Stockholder shall transfer or contract to transfer any share of Equity Securities ("Shares") now owned or hereafter acquired by such Stockholder except for: (i) transfers by a Stockholder to one or more of its Affiliates (provided that the transferring Stockholder shall require the Affiliate transferee to agree to be bound by, and to execute and deliver to each of the other Stockholders a copy of, this Agreement, and that the transferring Stockholder shall be and remain liable for the compliance with the terms and conditions of this Agreement by the Affiliate transferee); (ii) transfers registered pursuant to and in compliance with the terms of the Registration Rights Agreement; (iii) transfers by way of distribution to the limited partners of any Stockholder (and transfers by any "affiliate" or "sidecar" fund of any such distributing Stockholder of that percentage of the total number of Shares held by such "affiliate" or "sidecar" fund on the Closing Date representing the same percentage of the total number of Shares held by the distributing Stockholder on the Closing Date that is so distributed to the Stockholder's limited partners); PROVIDED, HOWEVER, that no transfer (whether by way of distribution or otherwise) pursuant to the exceptions provided for in this
Section 3.1(b)(iii) shall be made prior to the day after the day on which the directors to be elected at the Company's 2000 annual meeting of stockholders are in fact elected; and (iv) transfers by USTI representing transfers of that same percentage of the total number of Shares held by USTI on the Closing Date as the percentage of the total number of Shares held by any other Stockholder on the Closing Date that has been distributed by such other Stockholder to such other Stockholder's limited partners pursuant to the exception provided for in Section 3.1(b)(iii).

         (c) Except as otherwise provided by law, if any Stockholder shall transfer any Shares in contravention of the provisions of Section 3.1(b), the rights of the transferee or other beneficiary of such transfer shall be subordinate and subject to the rights and obligations of the Stockholders under and pursuant to this Agreement. The Stockholders acknowledge and agree that the restrictions on transfer of Shares set forth in this Article III are reasonable and necessary to accomplish the purposes of this Agreement, and bear some reasonably necessary relation to the best interests of the Company.

                                    ARTICLE 4

              CERTAIN REPRESENTATIONS AND WARRANTIES AND COVENANTS

         Section 4.1 LIQUIDATION OR DISTRIBUTION DATES. Schedule 4.1 hereto sets forth the earliest date on which, under or pursuant to each of their governing documents or agreements, each of the Stockholders will or may be required to liquidate or otherwise to distribute the Equity Securities held by each of them, respectively.

         Section 4.2 MERITECH. The parties acknowledge that, notwithstanding the preamble hereto, MeriTech has not yet been organized and therefore has not executed and delivered and is not yet a party to this Agreement. Oak, Worldview, Accel and Brentwood shall take any and all actions that may be or become necessary to ensure that promptly after MeriTech is organized and has executed and delivered the Stock Purchase Agreement, MeriTech shall execute and deliver and become a party to this Agreement, and Oak, Worldview, Accel and Brentwood shall ensure the due and timely performance of and compliance with, and, if and to the extent any of them is not so performed, shall be jointly and severally responsible to the Stockholders for the performance of, all agreements and obligations of MeriTech under and pursuant to this Agreement and the Stock Purchase Agreement. If at any time MeriTech shall cease to be a party to the Stock Purchase Agreement, at such time MeriTech also shall cease to be a party to this Agreement.

         Section 4.3 NO INCONSISTENT AGREEMENTS. None of the Stockholders is party to, and none of them shall enter into, any other agreement with respect to the voting or transfer or any other indicia of ownership of any Equity Securities, nor is any of them party to, nor shall any of them enter into, any other agreement that contains any term or provision that conflicts with or is inconsistent with the terms and provisions of this Agreement.

         Section 4.4 RELEASE AND DISCHARGE OF USTI AND OAK. Each Stockholder hereby irrevocably releases and forever discharges each of the USTI and Oak from any liability or responsibility for any acts performed or omitted to be performed in directing the vote as contemplated by Section 2.1(c)(ii); PROVIDED, HOWEVER, that each of USTI and Oak may nevertheless be liable to the other Stockholders for any act performed or omitted to be performed to the extent attributable to its gross negligence or willful misconduct.

                                    ARTICLE 5

                                  MISCELLANEOUS

         Section 5.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 5.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         Section 5.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the Stockholders with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto (or their successors and assigns) any rights or remedies hereunder.

         Section 5.4 EXPENSES. Except as otherwise provided in the Stock Purchase Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 5.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (i) when delivered personally or by telecopier, (ii) when mailed first class registered or certified mail, postage prepaid, or (iii) on the day following deposit with a reputable overnight courier, charges prepaid, to each respective party as specified in Section 7.3 of the Stock Purchase Agreement.

         Section 5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any rights or obligations under it are assignable by any party hereto, except pursuant to a transfer of Shares permitted under Section 3.1(b)(i).

         Section 5.7 HEADINGS. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

         Section 5.8 AMENDMENTS AND WAIVERS. This Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

         Section 5.9 INTERPRETATION. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs, of this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         Section 5.10 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         Section 5.11 FURTHER ASSURANCES. Each Stockholder agrees that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

         Section 5.12 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that, in view of the uniqueness of the arrangements contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agree that the other parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled, at law or in equity.

         Section 5.13 ATTORNEY'S FEES. In the event of any action, complaint, petition, or other proceeding ("Action") by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentences be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

         Section 5.14 EFFECTIVENESS; AUTOMATIC TERMINATION. The covenants set forth in Articles II and III of this Agreement shall become effective only on and as of the Closing Date. All other provisions of this Agreement shall become effective on and as of the date hereof. This Agreement shall automatically terminate and be of no further force and effect if and when the Stock Purchase Agreement shall be terminated prior to the Closing pursuant to Section 6.1 thereof.

         IN WITNESS WHEREOF, each Stockholder has caused this Stockholders Agreement to be executed by its duly authorized representative as of the date first above written.


                                   OAK INVESTMENT PARTNERS VIII,
                                   LIMITED PARTNERSHIP

                                   By: Oak Associates VIII, LLC, General Partner

                                   /s/ BANDEL L. CARANO
                                   ---------------------------------------------
                                   Name:  Bandel L. Carano, Managing Member



                                   OAK VIII AFFILIATE FUND, LIMITED
                                   PARTNERSHIP

                                   By: Oak VIII Affiliates, LLC, General Partner

                                   /s/ BANDEL L. CARANO
                                   ---------------------------------------------
                                   Name:  Bandel L. Carano, Managing Member

                                                   [Stockholders Agreement]

                                   MERITECH CAPITAL AFFILIATES L.P.

                                   By:  MeriTech Capital Associates, L.L.C.
                                         its General Partner

                                   By:  MeriTech Management L.L.C.
                                         a managing member

                                   By: _________________________________________
                                       Paul Madera, a managing member


                                   MERITECH CAPITAL PARTNERS L.P.

                                   By:  MeriTech Capital Associates L.L.C.
                                         its General Partner

                                   By:  MeriTech Management L.L.C.
                                         a managing member

                                   By: _________________________________________
                                       Paul Madera, a managing member

                                                [Stockholders Agreement]

                             ACCEL VI L.P.
                             BY:  ACCEL VI ASSOCIATES L.L.C.
                             ITS GENERAL PARTNER

                             By: /s/ G. CARTER SEDNAOUI
                                ------------------------------------------------
                                Managing Member


                             ACCEL INTERNET FUND II L.P.
                             BY: ACCEL INTERNET FUND II ASSOCIATES L.L.C. ITS GENERAL PARTNER

                             By: /s/ G. CARTER SEDNAOUI
                                ------------------------------------------------
                                Managing Member


                             ACCEL KEIRETSU VI L.P.
                             By:  ACCEL KEIRETSU VI ASSOCIATES L.L.C.
                             ITS GENERAL PARTNER

                             By: /s/ G. CARTER SEDNAOUI
                                ------------------------------------------------
                                Managing Member


                             ACCEL INVESTORS '98 L.P.

                             By: /s/ G. CARTER SEDNAOUI
                                ------------------------------------------------
                                General Partner

                                                   [Stockholders Agreement]

                                 BRENTWOOD ASSOCIATES IX, L.P.

                                 By:  Brentwood IX Ventures, L.L.C.
                                 Its General Partners

                                 By: /s/ JOHN L. WALECKA
                                    --------------------------------------------
                                    Name:  John L. Walecka
                                    Title:  Managing Member


                                 BRENTWOOD AFFILIATES FUND III, L.P.

                                 By:  Brentwood IX Ventures, L.L.C.
                                 Its General Partner

                                 By: /s/ JOHN L. WALECKA
                                    --------------------------------------------
                                    Name:  John L. Walecka
                                    Title:  Managing Member

                                             [Stockholders Agreement]

                                 COLUMBIA CAPITAL

                                 By: /s/ JAMES B. FLEMING, JR.
                                    --------------------------------------------
                                    Name: James B. Fleming, Jr.
                                    Title: Managing Director

                                            [Stockholders Agreement]

                              WORLDVIEW TECHNOLOGY
                              PARTNERS II, L.P.

                              By:   Worldview Capital II, L.P., General Partner
                              By:   Worldview Equity I, L.L.C., General Partner

                              By:  /s/ JAMES WEI
                                   --------------------------------------------
                                   Name:  James Wei
                                   Title:  Member


                              WORLDVIEW TECHNOLOGY INTERNATIONAL II, L.P.

                              By:   Worldview Capital II, L.P., General Partner
                              By:   Worldview Equity I, L.L.C., General Partner

                              By:  /s/ JAMES WEI
                                   --------------------------------------------
                                   Name:  James Wei
                                   Title:  Member


                              WORLDVIEW STRATEGIC
                              PARTNERS II, L.P.

                              By:   Worldview Capital II, L.P., General Partner
                              By:   Worldview Equity I, L.L.C., General Partner

                              By:  /s/ JAMES WEI
                                   --------------------------------------------
                                   Name:  James Wei
                                   Title:  Member

                                                 [Stockholders Agreement]

                           GLOBAL PRIVATE EQUITY II - EUROPE
                           LIMITED PARTNERSHIP


                           GLOBAL PRIVATE EQUITY II - PGGM
                           LIMITED PARTNERSHIP


                           DIGITAL MEDIA AND COMMUNICATIONS
                           II LIMITED PARTNERSHIP


                           OAKSTONE VENTURES LIMITED
                           PARTNERSHIP


                           ADVENT CROWN FUND II C.V.


                           ADVENT LIMITED PARTNERSHIP

                           By:   Advent International Limited Partnership,
                                 General Partner
                           By:   Advent International Corporation,
                                 General Partner
                           By:   Andrew Fillat, Senior Vice President*

                           ADVENT GLOBAL GECC LIMITED
                           PARTNERSHIP

                           By:   Advent Global Management Limited Partnership,
                                 General Partner
                           By:   Advent International Limited Partnership,
                                 General Partner
                           By:   Advent International Corporation,
                                 General Partner
                           By:   Andrew Fillat, Senior Vice President*

                           ADVENT PARTNERS LIMITED
                           PARTNERSHIP

                           By:   Advent International Corporation,
                                 General Partner
                           By:   Andrew Fillat, Senior Vice President*

                           *For all of the above:

                           /s/ ANDREW FILLAT
                           ---------------------------------------------------
                           Andrew Fillat, Senior Vice President

                                                    [Stockholders Agreement]


                                     BESSEMER VENTURE PARTNERS IV L.P.

                                     By: Deer IV & Co. LLC, General Partner

                                     By: /s/ ROBERT H. BUESCHER
                                         ---------------------------------------
                                         Name:  Robert H. Buescher
                                         Title:  Manager

                                     BESSEC VENTURES IV L.P.

                                     By: Deer IV & Co. LLC, General Partner

                                     By: /s/ ROBERT H. BUESCHER
                                         ---------------------------------------
                                         Name:  Robert H. Buescher
                                         Title:  Manager

                                     COVE VENTURES, LLC

                                     By: Cove Road Associates, LLC,
                                         Managing Member

                                     By: /s/ ROBERT GOODMAN
                                         ---------------------------------------
                                         Name:  Robert Goodman
                                         Title:  Managing Member

                                                 [Stockholders Agreement]


                            ADAMS CAPITAL MANAGEMENT, L.P.
                            By:  ACM Capital Partners II, L.P., General Partner
                            By:  Joel P. Adams, General Partner

                            By: /s/ JOEL P. ADAMS
                                ------------------------------------------------
                                Name:  Joel P. Adams
                                Title:  General Partner

                                               [Stockholders Agreement]


                              U.S. TELESOURCE, INC.


                              By: /s/ MARC B. WEISBERG
                                  ----------------------------------------------
                                  Name: Marc B. Weisberg
                                  Title: President and Chief Executive Officer